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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                     State or Jurisdiction of
              Name                                 Incorporation or Organization

     NMP Corp.                                               Oklahoma
     MC II Electric Company, Inc.                             Texas
     TANO Corp.                                              Louisiana


     Subsidiaries that are not significant subsidiaries have been omitted from this list.